Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 8, 2019, among Internap Corporation, a Delaware corporation (the “Borrower”), each of the Lenders (as defined below) party hereto and Jefferies Finance LLC, as Administrative Agent (in such capacity, the “Administrative Agent”), and is acknowledged and consented to by each Guarantor.

R E C I T A L S:

A.          The Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to the Credit Agreement dated as of April 6, 2017, as amended by that certain First Amendment to Credit Agreement dated as of June 28, 2017, that certain Second Amendment to Credit Agreement dated as of February 6, 2018, that certain Incremental and Third Amendment to Credit Agreement dated as of February 28, 2018, that certain Fourth Amendment to Credit Agreement dated as of April 9, 2018 and that certain Incremental and Fifth Amendment to Credit Agreement dated as of August 28, 2018 (as so amended, the “Existing Credit Agreement”, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time (including by this Amendment), the “Credit Agreement”).

B.          The Borrower has requested amendments to the Credit Agreement that would modify the maximum Total Net Leverage Ratio and minimum Consolidated Interest Coverage Ratio requirements set forth therein and effect certain other modifications thereto as set forth herein, and the Administrative Agent and the Lenders party hereto consent to all such amendments and this Amendment.

C.          Accordingly, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.          Definitions and Interpretation.

1.1          Definitions.  Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

1.2          Interpretation.  This Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Sections 1.02 through 1.06 of the Credit Agreement.

Section 2.          Amendments to Credit Agreement.

2.1          The following definitions shall be inserted in Section 1.01 of the Credit Agreement in appropriate alphabetical order:

““Amendment No. 6 Effective Date” means the “Sixth Amendment Effective Date” as defined in the Sixth Amendment to Credit Agreement, dated as of May 8, 2019, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.”

““Cash Interest Rate” shall mean (i) with respect to the Term Loans comprising each ABR Borrowing, the Alternate Base Rate determined for such day, plus the Applicable Term Loan Margin and (ii) with respect to the Term Loans comprising each Eurodollar Borrowing, the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing, plus the Applicable Term Loan Margin.”

““PIK Interest” has the meaning set forth in Section 2.06(f).”

““PIK Interest Rate” means (i) for any day immediately prior to the Amendment No. 6 Effective Date, 0% per annum and (ii) for any day on and after the Amendment No. 6 Effective Date, 0.75% per annum.”

2.2          The below-listed definitions set forth in Section 1.01 of the Credit Agreement are each hereby amended and restated in their respective entireties as follows:

““Applicable Term Loan Margin” means, (i) for any day immediately prior to the Amendment No. 6 Effective Date, with respect to any Term Loan that is an ABR Loan, 4.75% per annum, and any Term Loan that is a Eurodollar Loan, 5.75% per annum and (ii) for any day on and after the Amendment No. 6 Effective Date, with respect to any Term Loan that is an ABR Loan, 5.25% per annum, and any Term Loan that is a Eurodollar Loan, 6.25% per annum.”

““Interest Payment Date” means (a) with respect to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three (3) months’ duration, each day before the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Revolving Loan or Swingline Loan, the Revolving Maturity Date (or such earlier date on which the Revolving Commitments are terminated) and, after such maturity (or termination as the case may be), on each date on which demand for payment is made, (d) with respect to any Initial Term Loan, the Initial Term Loan Maturity Date and, after such maturity, on each date on which demand for payment is made, (e) with respect to any Extended Term Loan, the applicable Extended Term Loan Maturity Date and, after such maturity, on each date on which demand for payment is made, and (f) with respect to any PIK Interest, the Interest Payment Date set forth in the foregoing clause (a), (b), (d) or (e), as applicable, with respect to the Term Loan to which such PIK Interest relates.”

““Obligations” means (a) all obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal (including, for the avoidance of doubt, any increases thereof as a result of PIK Interest) of and premium, if any, and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.  Notwithstanding the foregoing, the Obligations shall not include any Excluded Swap Obligations.”

2.3          Section 2.04(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder (including, for the avoidance of doubt, any increases in principal as a result of PIK Interest), the Type and Class thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder (which shall reflect the increase in the principal amount of the Loans as a result of the payment of PIK Interest pursuant to Section 2.06(f)) and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.”

2.4          Section 2.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.06          Interest on Loans.  (a) Subject to the provisions of Section 2.06(c), (i) the Revolving Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Revolving Loan Margin in effect from time to time and (ii) the Term Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Cash Interest Rate in effect from time to time plus the PIK Interest Rate.

(b) Subject to the provisions of Section 2.06(c), (i) the Revolving Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Revolving Loan Margin in effect from time to time and (ii) the Term Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Cash Interest Rate in effect from time to time for Eurodollar Borrowings for the Interest Period in effect for such Borrowing plus the PIK Interest Rate.

(c) Notwithstanding the foregoing, at any time while a Specified Event of Default has occurred and is continuing, the overdue principal amount of any Loans and, to the extent permitted by applicable law, all overdue interest in respect of each Loan, and all overdue fees or other overdue amounts owed in respect of the Obligations shall be payable upon demand and shall bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal (including, for the avoidance of doubt, any increases thereof as a result of PIK Interest) of or interest on any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in Sections 2.06(a) and (b), or (ii) in the case of any other Obligation, 2.00% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) (including interest on past due interest) and all interest accrued but unpaid on or after the Revolving Maturity Date or, in the case of the Initial Term Loans, the Initial Term Loan Maturity Date, in the case of any Extended Term Loans, the applicable Extended Term Loan Maturity Date, or in the case of any Other Loan, the applicable maturity date of such Other Loan as specified in the applicable Refinancing Amendment, as applicable, shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan before the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day); provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14, bear interest for one day.  The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive and binding absent manifest error.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any Insolvency Proceeding.

(f) Subject to the provisions of Section 2.12, (i) any portion of interest accruing pursuant to the PIK Interest Rate determined in accordance with clause (a) or (b) above shall be paid in kind by increasing the outstanding principal amount of such Term Loans by the accrued interest outstanding on the applicable Interest Payment Date (such increase of principal, “PIK Interest”), which PIK Interest shall be automatically capitalized, compounded and added to the unpaid principal amount of the Term Loans on such Interest Payment Date and shall thereafter be considered Term Loans for all purposes under this Agreement, including the accrual of interest thereon (and shall no longer be treated as accrued and unpaid interest for all purposes of the Loan Documents); provided that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, at any time while an Event of Default has occurred and is continuing, all interest otherwise payable as PIK Interest shall be paid in cash, and (ii) any portion of interest accruing pursuant to the Cash Interest Rate determined in accordance with clause (a) or (b) shall be paid in cash.”

2.5          Section 2.10(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Asset Sales.  Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by any Company, the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Section 2.10(h); provided, however, that with respect to any Net Cash Proceeds realized under an Asset Sale described in this Section 2.10(c), at the election of the Borrower (as notified by the Borrower to the Administrative Agent in writing on or prior to the date of such Asset Sale), and so long as no Event of Default shall have occurred and be continuing, the Borrower or such Subsidiary thereof may reinvest all or any portion of such Net Cash Proceeds in fixed or capital assets of the Borrower or such Subsidiary, so long as within 365 days after the receipt of such Net Cash Proceeds such reinvestment transactions shall have been consummated; provided that, if the Borrower or such Subsidiary enters into binding definitive agreements to reinvest such Net Cash Proceeds in operating assets of the Borrower or such Subsidiary within 365 days of the receipt thereof, the Borrower or such Subsidiary thereof shall be permitted to consummate such reinvestment on or prior to the date that is 180 days after the date on which such binding definitive documents are entered into; provided further, that the aggregate amount of such Net Cash Proceeds reinvested in accordance with this Section 2.10(c) shall not exceed $2,500,000 in any fiscal year of the Borrower; and provided further, however, that any Net Cash Proceeds not reinvested in accordance with the terms of, and within the time frames set forth in, this Section 2.10(c) shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.10(c).”

2.6          Section 6.01(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e) (i) Indebtedness of Borrower and its Restricted Subsidiaries in respect of Purchase Money Obligations, Synthetic Lease Obligations and Capital Lease Obligations in an aggregate amount (together with any refinancing thereof permitted under clause (m)) not to exceed, at any time outstanding, the greater of (x) $35,000,000 and (y) 43% of Consolidated EBITDA for the most recently ended Test Period as of such time; provided, however, that, in the case of Purchase Money Obligations, (A) such Indebtedness is incurred within 120 days after such acquisition, installation, construction, repair, replacement or improvement of such fixed or capital assets (including Equity Interests of any Person owning the applicable fixed or capital assets) by such Person and (B) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction, repair, replacement or improvement, as the case may be; and (ii) Indebtedness of Borrower and its Restricted Subsidiaries in respect of Capital Lease Obligations in an aggregate amount (together with any refinancing thereof permitted under clause (m)) not to exceed $500,000 at any time outstanding;”

2.7          Section 6.06(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) other Dispositions of Property; provided that (i) the cumulative aggregate consideration received in respect of all Dispositions of Property pursuant to this clause (b) on or after the Closing Date (other than any Disposition of any personal property by any Company for Fair Market Value in the ordinary course of business resulting in not more than $500,000 in Net Cash Proceeds per Disposition (or series of related Dispositions) and not more than $2,000,000 in Net Cash Proceeds in any 12-month period) does not exceed $50,000,000, (ii) such Dispositions of Property are made for Fair Market Value and on an arms-length commercial basis, and (iii) at least 75% of the consideration payable in respect of such Disposition of Property is in the form of cash or Cash Equivalents (including any securities that are required to be converted into cash or Cash Equivalents within 180 days of the date of such Disposition solely to the extent so required);”

2.8          Section 6.08(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) so long as no Default or Event of Default exists and is continuing, additional Dividends in an aggregate amount not to exceed $1,000,000 during the life of this Agreement;”

2.9          The table set forth in clause (a) of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Test Period End Date	Total Net Leverage Ratio
6/30/19	6.80:1.00
9/30/19	6.90:1.00
12/31/19	6.90:1.00
3/31/20	6.75:1.00
6/30/20	6.25:1.00
9/30/20	6.00:1.00
12/31/20	5.75:1.00
3/31/21	5.50:1.00
6/30/21	5.00:1.00
9/30/21	4.50:1.00
12/31/21 and thereafter	4.50:1.00

2.10       The table set forth in clause (b) of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Test Period End Date	Consolidated Interest Coverage Ratio
6/30/19	1.75:1.00
9/30/19	1.70:1.00
12/31/19	1.70:1.00
3/31/20	1.70:1.00
6/30/20	1.80:1.00
9/30/20	1.85:1.00
12/31/20	2.00:1.00
3/31/21	2.00:1.00
6/30/21	2.00:1.00
9/30/21 and thereafter	2.00:1.00

2.11       Section 9.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Each Lender and the Issuing Bank hereby irrevocably authorizes the Administrative Agent (i) to increase the principal amount of any outstanding Loans on a pro rata basis as a result of PIK Interest in accordance with the terms of this Agreement, and (ii) based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by Collateral Agent under the provisions of the UCC or PPSA, including pursuant to Sections 9-610 or 9-620 of the UCC (or any equivalent provision of the UCC or the PPSA), at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any other sale or foreclosure conducted by Collateral Agent (whether by judicial action or otherwise) in accordance with applicable Legal Requirements.”

2.12       Exhibit I-1 to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit I-1 attached hereto.

Section 3.         Effectiveness.  This Amendment and the amendments to the Credit Agreement contained herein shall be legal, valid and binding on the date on which the following conditions precedent are satisfied (the date of such satisfaction, the “Sixth Amendment Effective Date”):

(a) Loan Documents.  This Amendment shall have been (i) executed by the Borrower, the Administrative Agent and the Required Lenders and (ii) acknowledged by each Guarantor, and in each case, counterparts hereof as so executed or acknowledged shall have been delivered to the Administrative Agent; and

(b) Fees and Expenses.  The Loan Parties shall have paid to the Administrative Agent all reasonable and documented out-of-pocket legal fees and expenses and all other reasonable and documented out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation and negotiation of this Amendment.

Section 4.          Post-Closing Covenant.  No later than three (3) Business Days after the Sixth Amendment Effective Date, the Loan Parties shall pay to the Administrative Agent for the benefit of each Lender consenting to this Amendment a fee equal to 0.50% of each such Lender’s aggregate principal amount of outstanding Term Loans and Revolving Commitments as of the Sixth Amendment Effective Date; provided that each such Lender has provided a signature page hereto by (A) voting on LendAmend or (B) sending its executed signature page to InapMay19@Lendamend.com, in each case, no later than 10:00 a.m., New York City time, on May 8, 2019.  Failure by the Loan Parties to pay any such amount in accordance with this Section 4 shall constitute an immediate Event of Default under the Credit Agreement.

Section 5.          Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

5.1          Power and Authority.  It has the legal power and authority to execute and deliver this Amendment and perform its obligations hereunder and under the Credit Agreement as amended and otherwise modified hereby.

5.2          Authorization.  It has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby.

5.3         Non-Violation.  The execution and delivery of this Amendment and the performance and observance by it of the provisions hereof do not and will not (a) violate the Organizational Documents of any Company, (b) violate or result in a default or require any consent or approval under (x) any indenture, instrument, agreement, or other document binding upon any Company or its property or to which any Company or its property is subject, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document (other than such as have been obtained and are in full force and effect), (c) violate any Legal Requirement in any material respect, and (d) result in the creation or imposition of any Lien on any property of any Company, except Permitted Liens.

5.4         Validity and Binding Effect.  This Amendment has been duly executed and delivered by the Borrower.  Upon satisfaction of the conditions set forth in Section 3 above, this Amendment shall constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.

5.5        Representations and Warranties in Credit Agreement.  The representations and warranties of each Loan Party contained in the Credit Agreement as amended or otherwise modified hereby and each Loan Document are (i) in the case of representations and warranties qualified by materiality, “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the Sixth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct on the basis set forth above as of such earlier date.

5.6         No Event of Default.  No Default or Event of Default has occurred and is continuing at the time of, or will occur immediately after giving effect to, this Amendment and the amendments contemplated hereby or observing any provision hereof.

5.7        No Consent.  No consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority is required with respect to any Company in connection with this Amendment, or the execution, delivery, performance, validity or enforceability of this Amendment or any other Loan Document, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

Section 6.          Guarantor Acknowledgment.  Each Guarantor, by signing this Amendment hereby:

6.1        confirms and ratifies its respective guarantees, pledges and grants of security interests, as applicable, under each Loan Document to which it is a party, and agrees that notwithstanding the effectiveness of this Amendment and the consummation of the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties;

6.2         acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and

6.3         consents and agrees to and acknowledges and affirms the terms of this Amendment and the transactions contemplated hereby.

Section 7.          Miscellaneous.

7.1          Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.2         Survival of Representations and Warranties.  All representations and warranties made hereunder shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders or any subsequent extension of credit shall affect any of such representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

7.3         Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.4         Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

7.5         Loan Documents Unaffected.  Each reference to the Credit Agreement in any Loan Document (including, as the context requires, in this Amendment) shall hereafter be construed as a reference to the Credit Agreement as amended or otherwise modified hereby.  Except as herein otherwise specifically provided, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any other Loan Document.  Except as herein otherwise specifically provided, all provisions of the Credit Agreement and the other Loan Documents, and the guarantees, pledges and grants of security interests, as applicable, under each of the Security Documents, are hereby reaffirmed and ratified and shall remain in full force and effect, shall continue to accrue to the benefit of the Secured Parties and shall be unaffected hereby.  This Amendment is a Loan Document.

7.6         Waiver of Claims.  The Loan Parties hereby acknowledge and agree that, through the date hereof, each of the Administrative Agent and the Lenders has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Loan Parties in connection with the Obligations, the Credit Agreement, and the other Loan Documents, and the Loan Parties hereby waive and release any claims to the contrary with respect to the period through the Sixth Amendment Effective Date.  To the maximum extent permitted by law, the Loan Parties hereby release, acquit and forever discharge the Administrative Agent and each of the Lenders, their respective Affiliates, and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former, from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Obligations, this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

7.7        Expenses.  As provided in the Credit Agreement, but without limiting any terms or provisions thereof, each of the Loan Parties hereby jointly and severally agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the documentation, preparation and execution of this Amendment, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and/or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement as amended or otherwise modified hereby, including reasonable and documented fees and out-of-pocket disbursements of one outside counsel of the Lenders and one counsel to each Agent and any necessary local counsel.

7.8         Entire Agreement.  This Amendment, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

7.9          Acknowledgments.  Each Loan Party hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

7.10      Counterparts.  This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Transmission by a party to another party (or its counsel) via facsimile or electronic mail of a copy of this Amendment (or a signature page of this Amendment) shall be as fully effective as delivery by such transmitting party to the other parties hereto of a counterpart of this Amendment that had been manually signed by such transmitting party.

7.11       Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.12       Submission To Jurisdiction; Waivers

Each Loan Party hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or any other Loan Party at its address set forth in Section 10.01 of the Credit Agreement, or, in any case, at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.13       Jury Trial Waiver.  EACH LOAN PARTY, EACH AGENT AND EACH LENDER SIGNATORY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING) OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTERNAP CORPORATION,
as Borrower

By:	/s/ Peter D. Aquino
	Name:	Peter D. Aquino
	Title:	President & Chief Executive Officer

[Signature Page to Sixth Amendment to Credit Agreement]

JEFFERIES FINANCE LLC,
as Administrative Agent and a Lender

By:	/s/ Paul Chisholm
	Name:	Paul Chisholm
	Title:	Managing Director

[Signature Page to Sixth Amendment to Credit Agreement]

Acknowledged and agreed:

UBERSMITH, INC., as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Executive Vice President & General Counsel

INTERNAP CONNECTIVITY LLC, as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Executive Vice President & General Counsel

SINGLEHOP LLC, as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Executive Vice President & General Counsel

DATAGRAM LLC, as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Executive Vice President & General Counsel

HOSTING INTELLECT, LLC, as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Executive Vice President & General Counsel

[Signature Page to Sixth Amendment to Credit Agreement]

EXHIBIT I-1

[Form of]
TERM NOTE

$[____________]	New York, New York
[_______ ___], 20[__]

FOR VALUE RECEIVED, the undersigned, Internap Corporation, a Delaware corporation (“Borrower”), hereby promises to pay to [_________________] and its registered assigns (the “Lender”) on the Initial Term Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of [____________] DOLLARS or, if less, the aggregate unpaid principal amount (including PIK interest, if applicable) of all Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement.  Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement.  Terms used in this Term Note (this “Note”) which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.

The holder of this Note may assign and attach a schedule to reflect the date, Type and amount of each Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of April 6, 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as Administrative Agent and as Collateral Agent, and the other parties thereto.  This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents.  Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, assignee or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.  TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

INTERNAP CORPORATION,
as Borrower

By:
Name:
Title: